Exhibit 99.1

Castellum, Inc. Announces Date of 2023 Annual Shareholders Meeting

Bethesda, Maryland – March 20, 2023 – Castellum, Inc. (NYSE-American: CTM) announces its 2023 annual meeting of stockholders (“2023 Annual Meeting”) will be held on May 25, 2023 and that stockholders of record as of the close of business on March 31, 2023 will be entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. The 2023 Annual Meeting will be in person and conducted virtually via live audit webcast.

Because Castellum did not hold a 2022 annual meeting of stockholders (the “2022 Annual Meeting”) and pursuant to the Company’s Amended and Restated Bylaws (the “Bylaws”), the Company has set a deadline of 5:00 p.m., eastern daylight time on March 30, 2023 for the receipt of any qualified stockholder proposal or qualified stockholder nominations.

In accordance with Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company’s amended and restated bylaws (the “Bylaws”), the deadline for receipt of stockholder proposals or nominations for inclusion in the Company’s proxy statement for the 2023 Annual Meeting pursuant to Rule 14a-8 will be no later than 5:00 p.m., Eastern Daylight Time, on March 30, 2023, or the tenth (10th) day following this public announcement of the meeting date. Stockholder proposals must comply with all of the applicable requirements set forth in the rules and regulations of the Securities and Exchange Commission, including Rule 14a-8 under the Exchange Act and the Bylaws. Stockholder proposals and director nominations should be addressed to Castellum, Inc. Attn: Corporate Secretary, 3 Bethesda Metro Center, Suite 700, Bethesda, MD 20814.

About Castellum, Inc.  Castellum, Inc. (NYSE-American: CTM) is a defense-oriented technology company which is executing strategic acquisitions in the cyber security, information technology and software, information warfare, and electronic warfare and engineering services space - http://castellumus.com/

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters disclosed at www.sec.gov. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Contact:

Skyline Corporate Communications Group, LLC

Lisa Gray, Senior Account Manager

One Rockefeller Plaza, 11th Floor

New York, NY 10020

Office: 646.893.5835 x1

Email: lisa@skylineccg.com; info@castellumus.com